MEMORANDUM

FT 8740

File No. 333-237827

The Prospectus filed with Amendment No. 2 of the Registration Statement on Form S-6 has been revised to reflect changes to the "Portfolio" section as requested by the Securities and Exchange Commission.

CHAPMAN AND CUTLER LLP

May 28, 2020